Exhibit 10.13

SUBSCRIPTION AGREEMENT

October 10, 2019

Tiberius Acquisition Corporation
3601 N Interstate 10 Service Rd W
Metairie, LA 70002

Ladies and Gentlemen:

In connection with the contemplated business combination (the “Transaction”) among Tiberius Acquisition Corporation, a Delaware corporation (together with any successor, the “Company”), and International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre (“Target”), and certain other parties, which Transaction will be consummated in accordance with a binding definitive agreement entered into among the Company, the Target and certain other parties, dated as of October 10, 2019 (the “Transaction Agreement”), the Company is seeking commitments to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $10.20 per share (the “Purchase Price”).  The Company is offering shares of Common Stock in a private placement (the “Offering”) in which the Company expects to sell and issue a number of shares of Common Stock pursuant to backstop commitments through subscription agreements on substantially the same terms hereof for an aggregate commitment amount, when combined with the commitment hereunder, of $20,000,000 (together with this Subscription Agreement, the “Backstop Agreements”) to ensure that, when combined with the subscription agreements for fixed share purchases, forward purchase commitments, and other equity financing commitments of the Company, the Company will have at least $100 million in cash and cash equivalents as of the Transaction Closing (as defined below), including remaining funds in its Trust Account (as defined below) after redemptions of Public Stockholders (as defined below), but prior to the payment of the Company’s transaction expenses and other liabilities.  In connection therewith, the undersigned subscriber (“Subscriber”) and the Company agree in this subscription agreement (this “Subscription Agreement”) as follows:

1.          Subscription.  As of the date written above (the “Subscription Date”), the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company up to such number of shares of Common Stock as is set forth on the signature page of this Subscription Agreement (together with any equity securities that may be issued in exchange therefore in connection with the Transaction, the “Shares”) at the Purchase Price per Share and on the terms provided for herein.  The number of Shares to be purchased by the Subscriber shall be calculated by first determining the cash and cash equivalents available to the Company on the Closing Date (as defined below), after redemptions of shares held by Public Stockholders but prior to the payment of expenses and other liabilities of the Company, and prior to any issuances under this Subscription Agreement or any of the other Backstop Agreements (the “Available Cash”).  If Available Cash is less than one hundred million U.S. dollars ($100,000,000) (the “Minimum Cash”), the Subscriber shall purchase such number of Shares (at the Purchase Price) as shall represent [twelve and one-half percent (12.5%)][seventy-five percent (75%)]1 of the excess of the Minimum Cash over the Available Cash (subject to a maximum number of Shares as set forth on the signature page to this Subscription Agreement).  In the event the Available Cash shall equal or exceed the Minimum Cash, the Subscriber shall have no obligation to purchase Shares pursuant to this Agreement.

1 NTD:  Michael Gray and Andrew Poole will each be responsible for 12.5% of any shortfall.  Gray Insurance will be responsible for 75%.  Separate agreements will be prepared for each.

2.	Closing; Delivery of Shares.

a.          The closing of the sale of Shares contemplated hereby (the “Closing”, and the date that the Closing actually occurs, the “Closing Date”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and immediately prior to, the Transaction Closing.

b.          The Company shall provide written notice (which may be via email) to the Subscriber (the “Closing Notice”) that the Company reasonably expects the Transaction Closing to occur on a date specified in the notice (the “Scheduled Closing Date”) that is not less than five (5) business days from the date of the Closing Notice, which Closing Notice shall contain the Company’s wire instructions for the payment. The payment by the Subscriber shall be made at such time and in such manner as the Company and the Subscriber shall agree.  If this Subscription Agreement is terminated prior to the Closing and any funds have already been sent by the Subscriber to the Escrow Account, then promptly after such termination, the Company will instruct the Escrow Agent to promptly return such funds to the Subscriber.

c.          On the Closing Date, promptly after the Closing, the Company shall deliver (or cause the delivery of) the Shares in book-entry form with restrictive legends in the amount as set forth on the signature page to the Subscriber as indicated on the signature page or to a custodian designated by the Subscriber, as applicable, as indicated below.

d.          In the event that the Transaction is structured where a new entity will become the successor public company to the Company in the Transaction or will become a parent company of the Company whose securities are issued in consideration of or in exchange for the Company’s securities (the “Successor”), then as a condition to consummating the Transaction, the Successor will agree in writing to be bound by the terms of this Subscription Agreement that apply to the Company after the Closing, and any references in this Subscription Agreement to the Shares will include any equity securities of the Successor that are issued in consideration of or exchange for the Shares.

3.         Closing Conditions.  In addition to the condition set forth in the first sentence of Section 2(a) above:

a.          The Closing is also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

(i)          no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred (other than any such suspension with respect to the Shares of the Company in connection with the Transaction Closing if, as part of the Transaction, securities of the Successor are expected to be admitted to trading);

(ii)          no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii)          all material conditions precedent to the Transaction Closing set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

b.          The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)          all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Subscriber of each of the representations, warranties and agreements of the Subscriber contained in this Subscription Agreement as of the Closing Date; and

(ii)          the Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

c.          The obligations of the Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date:

(i)          all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date; and

(ii)          the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing.

4.          Company Representations and Warranties.  The Company represents and warrants to the Subscriber that:

a.          As of the date hereof, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Immediately following the Transaction Closing under the Transaction Agreement, the Company will be validly existing and in good standing under the laws of its jurisdiction of organization.  The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b.          The Shares have been duly authorized and, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation or under the laws of the State of Delaware.

c.          This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d.          The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the NASDAQ marketplace rules and will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any material violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Agreement; subject, in the case of the foregoing clauses (i) and (iii) with respect to the consummation of the transactions therein contemplated.

e.          The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

f.          Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 5, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

g.          The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by the Subscriber.

5.          Subscriber Representations, Warranties and Covenants.  The Subscriber represents and warrants to the Company that:

a.          At the time the Subscriber was offered the Shares, it was, and as of the date hereof, the Subscriber is (i) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act as indicated in the questionnaire attached as Exhibit A hereto, and (ii) is acquiring the Shares only for its own account and (iii) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.  The Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

b.          The Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing have not been registered under the Securities Act. The Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book-entry shares representing the Shares delivered at the Closing shall contain a legend to such effect. The Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Subscriber understands and agrees that the Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

c.          The Subscriber understands and agrees that the Subscriber is purchasing Shares directly from the Company. The Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to the Subscriber by the Company, or any of its officers or directors, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication.

d.          The Subscriber’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e.         The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, the Subscriber acknowledges that it has reviewed (i) the Company’s Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission, as amended (the “SEC”), and (ii) the Company’s other filings with the SEC ((i) and (ii) together, the “Company SEC Filings”).  The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as the Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.  The Subscriber has conducted its own investigation of the Company and the Shares and the Subscriber has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.  The Subscriber further acknowledges that the information contained in the Company SEC Filings is subject to change, and that any changes to the information contained in the Company SEC Filings, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Subscriber’s obligation to purchase the Shares hereunder, except as otherwise provided herein.

f.          The Subscriber became aware of this Offering of the Shares solely by means of direct contact between the Subscriber and the Company or a representative of the Company, and the Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company or a representative of the Company.  The Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.  The Subscriber has a substantive pre-existing relationship with the Company, Target or their respective affiliates for this Offering of the Shares. Neither the Subscriber, nor any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the Offering.

g.          The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company SEC Filings. The Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

h.          Alone, or together with any professional advisor(s), the Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

i.          In making its decision to purchase the Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber and the representations and warranties of the Company set forth herein.

j.          The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Company SEC Filings.

k.          The Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

l.          The execution, delivery and performance by the Subscriber of this Subscription Agreement are within the powers of the Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any federal or state statute, rule or regulation applicable to the Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Subscriber is a party or by which the Subscriber is bound, and, if the Subscriber is not an individual, will not violate any provisions of the Subscriber’s charter documents, including its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Subscriber is an individual, has legal competence and capacity to execute the same or, if the Subscriber is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

m.          Neither the due diligence investigation conducted by the Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by the Subscriber herein shall modify, amend or affect the Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

n.          The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Subscriber is permitted to do so under applicable law. If the Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Shares were legally derived.

o.          The Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

6.          Registration Rights.  To the extent the Shares are not included in the registration statement to be filed with the SEC in connection with the Transaction, the Company agrees that, within thirty (30) calendar days after the Transaction Closing, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof.  The Company agrees that the Company will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) two years from the issuance of the Shares, (ii) the date on which the Subscriber ceases to hold the Shares covered by such Registration Statement, or (iii) on the first date on which the Subscriber can sell all of its Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. The Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Shares to the Company (or its successor) upon request to assist the Company in making the determination described above. The Company’s obligations to include the Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.  The Company may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the Subscriber of such securities as soon as practicable thereafter.  Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber  agrees that it will (i) immediately discontinue offers and sales of the Shares under the Registration Statement until the Subscriber receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the Company that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law.  If so directed by the Company, the Subscriber will deliver to the Company or destroy all copies of the prospectus covering the Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply to (i) the extent the Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

7.          Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of:  (a) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the later of (i) March 20, 2020 and (ii) if the Company extends the date by which it is required to consummate its Business Combination (as defined below), then such later date, but in any event no later than June 20, 2020; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

8.          Trust Account Waiver. Reference is made to the final prospectus of the Company, dated as of March 15, 2018 and filed with the SEC (File No. 333-223098) on March 16, 2018 (the “Prospectus”). The Subscriber hereby represents and warrants that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only:  (a) to the Public Stockholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the Company fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes or (d) to the Company after or concurrently with the consummation of a Business Combination.  For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subscriber hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither the Subscriber nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any proposed or actual business relationship between the Company or its Representatives, on the one hand, and the Subscriber or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”).  The Subscriber on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Subscriber or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Subscription Agreement or any other agreement with the Company or its affiliates).  The Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter in this Subscription Agreement, and the Subscriber further intends and understands such waiver to be valid, binding and enforceable against the Subscriber and each of its affiliates under applicable law.  To the extent the Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, the Subscriber hereby acknowledges and agrees that the Subscriber’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Subscriber or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.  In the event the Subscriber or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Company and its Representatives, as applicable, shall be entitled to recover from the Subscriber and its affiliates the associated legal fees and costs in connection with any such action in the event the Company or its Representatives, as applicable, prevails in such action or proceeding.  For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.  Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 8 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

9.	Miscellaneous.

a.          Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned by the Subscriber without the prior written consent of the Company, and any purported transfer or assignment without such consent shall be null and void ab initio.

b.          The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares, and the Subscriber shall provide such information to the Company upon such request, it being understood by the Subscriber that the Company may without any liability hereunder reject the Subscriber’s subscription prior to the Closing Date in the event the Subscriber fails to provide such additional information requested by the Company to evaluate the Subscriber’s eligibility or the Company determines that the Subscriber is not eligible.

c.          The Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the Subscriber contained in this Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The Subscriber agrees that the purchase by the Subscriber of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Subscriber as of the time of such purchase.

d.          The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.  The Subscriber shall consult with the Company in issuing any press release or making any other similar public statement with respect to the transactions contemplated hereby, and the Subscriber shall not issue any such press release or make any such public statement without the prior consent (such consent not to be unreasonably withheld or delayed) of the Company, provided that the consent of the Company shall not be required to the extent that such disclosure is required by law, in which case the Subscriber shall promptly provide the Company with prior notice of such disclosure.

e.          All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f.           This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

g.          This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than the Confidentiality Agreement entered into by the Company and the Subscriber). This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h.        This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i.           If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j.           This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k.          The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l.          THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

m.          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:
Tiberius Acquisition Corporation
3601 N Interstate 10 Service Rd W
Metairie, LA
Attn:  Andrew J. Poole, Chief Investment Officer
Email:  APoole@tiberiusco.com
Telephone No.: (504) 457-3811

with a copy (which shall not constitute notice) to:
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Attn: Stuart Neuhauser, Esq.
         Matthew A. Gray, Esq.
Email:  sneuhauser@egsllp.com
             mgray@egsllp.com
Telephone No.:  (212) 370-1300
Facsimile No.:  (212) 370-7889

Notice to the Subscriber shall be given to the address underneath the Subscriber’s name on the signature page hereto.

n.          The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement.  In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement.  As used in this Subscription Agreement, the term:  (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business; (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise).  For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Company will include the Company’s sponsor, Lagniappe Ventures LLC.

o.          At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

10.          Non-Reliance and Exculpation. The Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company.  The Subscriber agrees that no other purchaser pursuant to other subscription agreements entered into in connection with the Offering (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser) shall be liable to the Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

11.          Cutback.  Notwithstanding anything contrary herein, the Company, in its sole discretion, shall have the right to reduce the number of Shares to be issued to the Subscriber pursuant to this Subscription Agreement, as long as the Company is reducing the number of shares to be issued and sold to all investors pursuant to the other subscription agreements, on a pro rata basis.  The Company shall notify the Subscriber in writing at least two (2) days in advance of Closing if it elects to reduce the number of Shares to be issued and sold to the Subscriber pursuant to this Section 11.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Tiberius Acquisition Corporation

By:
Name:
Title:

{Signature Page to Subscription Agreement}

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory: N/A

Title of Authorized Signatory: N/A

Address for Notice to Subscriber:

Attention:

Email:

Facsimile No.:

Telephone No.:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount:

Number of Shares:

EIN Number:

Exhibit A
Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

For Natural Persons

☐	The undersigned is a natural person and (please check all boxes that apply):

☐
has an individual net worth (determined by subtracting total liabilities from total assets), or joint net worth with the Subscriber’s spouse, in excess of $1,000,000; (excluding undersigned’s primary residence and indebtedness thereon up to the gross value of such residence, except that if the amount of such indebtedness outstanding at the time of undersigned’s execution of the Subscription Agreement exceeds the amount of such indebtedness outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability in the determination of Subscriber’s net worth); and/or

☐
had an individual income in excess of $200,000 (or a joint income together with the Subscriber’s spouse in excess of $300,000) in each of the two most recently completed calendar years, and reasonably expects to have an individual income in excess of $200,000 (or a joint income together with the Subscriber’s spouse in excess of $300,000) in the current calendar year.

For Entities

☐	The undersigned is an entity and (please check all boxes that apply):

☐
is a corporation, partnership, limited liability company, Massachusetts or similar business trust or organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring securities in the Company that has total assets in excess of $5,000,000;

☐
is a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution defined in Section 3(a)(5)(A) of the Securities Act acting in either its individual or fiduciary capacity (this includes a trust for which a bank acts as trustee and exercises investment discretion with respect to the trust’s decision to invest in the Company);

☐	is a broker dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

☐	is an insurance company as defined in Section 2(a)(13) of the Securities Act;
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☐
is an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended;

☐
is a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of employees, having total assets in excess of $5,000,000;

☐
is an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a) for which the investment decision to acquire securities in the Company is being made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company, or registered investment adviser, (b) which has total assets in excess of $5,000,000, or (c) which is self-directed, with the investment decisions made solely by persons who are Accredited Investors;

☐	is a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended;

☐
is a trust not formed for the specific purpose of acquiring securities in the Company with total assets in excess of $5,000,000 and directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company;

☐	is a revocable trust (including a revocable trust formed for the specific purpose of acquiring securities in the Company) and the grantor or settlor of such trust is an Accredited Investor; and/or

☐	is an entity in which each equity owner is an Accredited Investor.

By:
Name:
Title:

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